As filed with the Securities and Exchange Commission on July 5, 2024.

Registration No. 333-280600

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1 TO FORM F-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

GENIUS GROUP LIMITED

(Exact name of registrant as specified in its charter)

(Translation of Registrant’s name into English)

Singapore	Not applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

8 Amoy Street, #01-01

Singapore 049950

Tel: +65 8940 1200

(Address and telephone number of Registrant’s principal executive offices)

Jolie Kahn, Esq.

12 E. 49th Street, 11th floor

New York, NY 10017

Tel: (516) 217-6379

Fax: (866) 705-3071

(Name, address, and telephone number of agent for service)

Approximate date of commencement of proposed sale to the public: From time to time after the effectiveness of this registration statement

If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 1 to Registration Statement on Form F-3 is being filed with the SEC merely to add an Exhibit 5.1, which is the Legal Opinion, to this Amendment No. 1 to Registration Statement on Form F-3.

Item 16. Exhibits

Exhibit Number	Description	Registrant’s Form	Date Filed with the SEC	Exhibit Number
5.1	Opinion of Joseph Lopez LLC

23*	Consent of Counsel included in Exhibit 5.1.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on July 5, 2024.

Genius Group Limited

By:	/s/ Roger James Hamilton.
Roger James Hamilton
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Roger James Hamilton his true and lawful attorney-in-fact, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to sign any and all amendments including post-effective amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitute, each acting alone, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

By:	/s/ Roger James Hamilton	July 5, 2024
Roger James Hamilton
Chief Executive Officer and Chairman of the Board of Directors
(Principal Executive Officer)

By:	/s/ Suraj Naik	July 5, 2024
Suraj Naik
Chief Technology Officer and Director

By:	/s/ Salim Ismail	July 5, 2024
Salim Ismail
Director

By:	/s/ Richard J. Berman	July 5, 2024
Richard J. Berman
Director

By:	/s/ Michael Moe	July 5, 2024
Michael Moe
Director

Signature of Authorized Representative in The United States

Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of Genius Group Limited, has signed this registration statement or amendment thereto in New York, NY on July 5, 2024.

By:	/s/ Jolie Kahn
Name:	Jolie Kahn